Exhibit 99.1

Jefferies Provides Update on Point Bonita Capital and First Brands Group

NEW YORK, October 8, 2025 - In response to inquiries, Jefferies Financial Group, Inc. (NYSE: JEF) (“Jefferies”) announced today:

On September 29, 2025, First Brands Group, LLC and certain of its affiliates (“First Brands”) filed voluntary petitions for Chapter 11 bankruptcy protection.  First Brands is an aftermarket auto parts manufacturer that sells its products to major auto-parts retailers (the “Obligors”).  Point Bonita Capital, a division of Leucadia Asset Management (“LAM”), manages on behalf of third-party institutional and other investors an approximately $3 billion portfolio of trade-finance assets, which is supported by total invested equity of $1.9 billion, of which $113 million, or 5.9%, is owned by LAM.  Since 2019, the portfolio has included accounts receivables purchased from First Brands and arising from the sale of First Brands’ products to Obligors.  The purchase of receivables in this fashion is called factoring, and the Point Bonita portfolio has approximately $715 million invested in receivables that are almost entirely due from Walmart, Autozone, NAPA, O’Reilly Auto Parts, and Advanced Auto Parts, with First Brands, as the servicer, responsible for directing the Obligors’ payments to Point Bonita.  For almost six years until September 15, 2025, Point Bonita always had been paid by the Obligors on time and in full.  On September 15, 2025, First Brands stopped directing timely transfers of funds from the Obligors on Point Bonita’s behalf.  In its bankruptcy filings, First Brands indicated that its special advisors were investigating whether receivables had been turned over to third-party factors upon receipt and whether receivables may have been factored more than once.  We have not yet received any information regarding the results of that investigation.  We are in communication with First Brands’ advisors and are working diligently to determine what the impact on Point Bonita might be.  We intend to exert every effort to protect the interests and enforce the rights of Point Bonita and its investors.

Separately, Apex Credit Partners LLC (“Apex”), a wholly owned subsidiary of Jefferies Finance LLC (“Jefferies Finance”), 50%-owned by Jefferies, manages on behalf of third-party institutional and other investors certain CLOs that invest in broadly syndicated loans with approximately $4.2 billion in assets under management.  12 CLOs and 1 CLO warehouse managed by Apex own approximately $48 million in the aggregate of First Brands’ term loans, which is approximately 1% of the CLO assets managed by Apex.  Apex owns between 5% and 9.9% of the equity tranche of each of its managed CLOs plus a portion of the other senior tranches in an amount to comply with applicable securitization risk-retention rules.

Jefferies owns no other securities or obligations issued by First Brands.

About Jefferies Financial Group Inc.

Jefferies is a leading, global, full-service investment banking and capital markets firm.  With more than 40 offices around the world, we offer insights and expertise to investors, companies and governments.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products, including Jefferies and SMBC Group’s strategic alliance. In particular, forward-looking statements include statements about the potential benefits of the collaboration with SMBC Group and SMBC’s intention to increase its equity investment in Jefferies, as SMBC is under no obligation to do so. Forward‐looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward‐looking statements. Furthermore, because forward‐looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For inquiries, please contact:

Jonathan Freedman
jfreedman@jefferies.com